UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 16, 2018, AVEO Pharmaceuticals, Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Leerink Partners LLC, as agent (“Leerink”), pursuant to which the Company may issue and sell shares of its common stock, $0.001 par value per share (the “Shares”), from time to time through Leerink (the “Offering”).

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Leerink may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The Nasdaq Capital Market (“Nasdaq”) or on any other existing trading market for the Company’s common stock. With the Company’s prior written approval, Leerink may also sell the Shares by any other method permitted by law, including in negotiated transactions.

The Company or Leerink may suspend or terminate the offering of Shares upon notice to the other party and subject to other conditions. Leerink will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq.

The Company has agreed to pay Leerink commissions for its services in acting as agent in the sale of the Shares in the amount of up to 3.0% of the gross proceeds of any Shares sold pursuant to the Sales Agreement. The Company has also agreed to provide Leerink with customary indemnification and contribution rights.

A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares are registered pursuant to the Company’s existing shelf Registration Statement on Form S-3, which was declared effective on December 15, 2017 (File No. 333-221837) (the “Registration Statement”). The Company intends to file with the Securities and Exchange Commission a prospectus supplement under the Registration Statement in connection with the issuance and sale of Shares having an aggregate offering price of up to $50,000,000 (the “Prospectus Supplement”). Offerings for such Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Sales Agreement, dated February 16, 2018, by and between the Company and Leerink Partners LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated February 16, 2018

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO PHARMACEUTICALS, INC.

Date: February 16, 2018	By	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer